Exhibit 10.1

EXECUTION COPY

RESTRUCTURING AGREEMENT

This RESTRUCTURING AGREEMENT (this “Agreement”), dated as of August 16, 2022, is entered into by and among GreenBox POS, a Nevada corporation (the “Company”), and the investor signatory below (the “Holder”). Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Original Note (as defined below).

RECITALS

A.         The Company and the Holder are parties to the Securities Purchase Agreement, dated as of November 5, 2021 (as may be amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased from the Company a 8% Senior Convertible Notes Due 2023 (as may be amended, modified, restated or supplemented from time to time, the “Original Note”), with such outstanding principal as of the date hereof as set forth on the signature page of the Holder attached hereto.

B.         The Company desires to (i) obtain a forbearance of the Maturity Date of the Original Note from November 5, 2023 to November 5, 2024, (ii) subject to the satisfaction of certain equity conditions, require the Holder to voluntarily convert certain interest payments when due under the Original Note, and (iii) in accordance with Section 7(g) of the Original Note, to reduce the Conversion Price of up to $4.5 million of Principal (and associated interest as set forth in Section 4 below) under the Original Note as described herein.

TERMS OF AGREEMENT

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Forbearance of Maturity Date. Effective as of the Effective Time (as defined below), notwithstanding the fact that the maturity date of the Original Note is November 5, 2023, the Holder hereby agrees to forbear from requiring the repayment of the Original Note (to the extent such repayment obligation arises solely as a result of the occurrence of the Maturity Date and not with respect to any other Event of Default or redemption right in the Original Note or pursuant to the Indenture) during the period commencing on November 5, 2023 through, and including, November 5, 2024 (the “Forbearance”). For the avoidance of doubt, the Company and the Holder hereby acknowledge and agree that the Forbearance shall not limit any other redemption rights of the Holder set forth in the Original Note or the Indenture, including, but not limited to the extent arising upon the occurrence of any other Event of Default.

2.    Company Interest Dates.

(a)    Effective as of the Effective Time, with respect to the Interest Dates of October 3, 2022 and January 2, 2023 (each, a “Initial Company Interest Date”) and with respect to any Interest Date after January 3, 2023 (each, a “Subsequent Company Interest Date”, and together with each Initial Company Interest Date, each a “Company Interest Date”), if no Equity Conditions Failure (as defined below) then exists, unless the Company delivers a written notice to the Holder on or prior to the tenth (10th) Trading Day immediately prior to such applicable Company Interest Date specifying that the Interest due on such Company Interest Date (the “Company Interest Amount”) shall be paid in cash (or an unwaived Equity Conditions Failure then exists), on the applicable Company Interest Date (i) in accordance with Section 7(g) of the Original Note, the Company shall be deemed to have elected, solely with respect to such applicable Company Interest Amount, to reduce the Conversion Price then in effect to 95% of the Adjustment Price as of such Company Interest Date, (ii) the Holder shall be deemed to have consented to such applicable Conversion Price reduction and (iii) the Holder shall be deemed to have delivered a Conversion Notice with respect to such applicable Company Interest Amount to the Company on the second (2nd) Trading Day immediately prior to such applicable Company Interest Date.

(b)    Notice of Equity Conditions Failure; Deemed Cash Election upon Equity Conditions Failure. If an Equity Conditions Failure exists at any time during the ten (10) Trading Day period immediately prior to a Company Interest Date or on the applicable Company Interest Date, as applicable, the Company shall deliver a written notice to the Holder (i) specifying with reasonable detail such Equity Conditions Failure and (ii) unless such Equity Conditions Failure is waived in writing by the Holder, the Company shall be deemed to have elected to pay such applicable Company Interest Amount in cash.

(c)    Definitions.

(i)“    Current Public Information Failure” means (x) any failure by the Company for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, any failure by the Company to satisfy any condition set forth in Rule 144(i)(2).

(ii)“    Equity Conditions” means, with respect to an given date of determination: (A) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all Underlying Securities (as defined in the Securities Purchase Agreement)) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Market or (y) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (B) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Original Note on a timely basis as set forth in Section 3 of the Original Note and all other shares of capital stock required to be delivered by the

Company on a timely basis as set forth in the other Transaction Documents; (C) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 3(d) of the Original Note; (D) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (E) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Change of Control (as defined below) shall have occurred which has not been abandoned, terminated or consummated; (F) no Current Public Information Failure then exists or is continuing; (G) the Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (H) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (I) solely with respect to any determination with respect to a Subsequent Company Interest Date, there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (J) on the applicable date of determination (x) no Authorized Share Failure shall exist or be continuing and all shares of Common Stock to be issued in connection with the event requiring this determination (each, a “Required Minimum Securities Amount”) are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to the Original Note and (y) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (K) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (L) no bone fide dispute shall exist, by and between the Holder, the Company, the Principal Market (or such applicable Eligible Market in which the Common Stock of the Company is then principally trading) and/or FINRA with respect to any term or provision of the Original Note or any other Transaction Document, and (M) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

(iii)“    Equity Conditions Failure” means that on any day during the period commencing twenty (20) Trading Days prior to the applicable date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(iv)“    Adjustment Price” means, as of any given date, the lower of (x) the Conversion Price then in effect and (y) the lowest VWAP of the Common Stock during the five (5) Trading Day period ending as of the Trading Day ended immediately prior to such given date (such period, each, a “Adjustment Price Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Adjustment Price Measuring Period.

(v)“    Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries or (iv) an acquisition, merger or similar transaction (or series of acquisitions, mergers or similar transactions, as applicable) (each, an “Excluded Acquisition”) in which holders of the Company’s voting power immediately prior to such Excluded Acquisition continue after such Excluded Acquisition to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of a majority of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such applicable Excluded Acquisition.

(vi)     “Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $0.50 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(vii)“    Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $750,000.

3.    Effective Time Reduction and Conversion. Effective as of the Effective Time, (x) in accordance with Section 7(g) of the Original Note, the Company shall be deemed to have elected, solely with respect to $500,000 of Principal (together with any accrued, and unpaid, interest thereon) of the Original Note (the “Effective Time Conversion Amount”), to reduce the Conversion Price then in effect to the Adjustment Price as of the Trading Day in which the Effective Time occurs (the “Effective Date”), (y) the Holder shall automatically be deemed to have consented to such applicable Conversion Price reduction and (z) the Holder shall automatically be deemed to have delivered a Conversion Notice with respect to such applicable Effective Time Conversion Amount to the Company on the second (2nd) Trading Day immediately prior to the Effective Date.

4.    Special Conversion Price Reduction. Effective as of the Effective Time, (x) in accordance with Section 7(g) of the Original Note, with respect to each conversion after the Effective Time, but not in excess of $4.5 million of Principal (together with any accrued, and unpaid, interest thereon) of the Original Note, in the aggregate (excluding any Interest converted in accordance with Sections 2 and/or 3 above) (collectively, the “Eligible Special Conversion Amount”), on each applicable Conversion Date, solely with respect to the conversion of any Eligible Special Conversion Amount included in such applicable Conversion Notice (each, an “Actual Special Conversion Amount”), the Company shall be deemed to have elected to reduce the Conversion Price then in effect to the price computed as the lesser of (x) $2.40 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (y) 97.5% of the Adjustment Price as of such applicable Conversion Date.

5.    Voting Agreement. With respect to the Company’s proposed amendment of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws with respect to and in connection with the Company’s proposed name change and increase in the number of authorized shares of the Company (the “Voting Proposal”), the Holder hereby agrees to vote any shares of Common Stock held by the Holder on the record date of the Voting Proposal in favor of the Voting Proposal. The obligations of the Holder under this Section 5 shall terminate immediately following the stockholder meeting with respect to the Voting Proposal.

6.    Amendment to Securities Purchase Agreement. The definition of “Transaction Documents” in the Securities Purchase Agreement is hereby amended to include this Agreement.

7.    Representations and Warranties.

(a)         Company Bring Down. Except as set forth on Schedule 4(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Date, and references to “the date hereof” being deemed references to the date of this Agreement.

(b)         Holder Bring Down. The Holder hereby makes the representations and warranties to the Company as set forth in the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Agreement. Holder has good and valid title to the Original Note free and clear of any lien, mortgage, security interest, pledge, charge or encumbrance of any kind (other than with respect to a bona fide margin account in the ordinary course of business).

8.    Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, release or file, as applicable, a press release or a Current Report on Form 8-K describing the terms of the transactions contemplated hereby (the “Cleansing Release”). From and after the filing of the Cleansing Release, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, upon the filing of the Cleansing Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the Cleansing Release, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the Cleansing Release and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

9.    Fees. On or prior to the date hereof, the Company shall have paid Kelley Drye & Warren, LLP (counsel to the lead Holder) an aggregate non-accountable amount of $25,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

10.    Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any amendment, modification, waiver or exchange of any warrant to purchase Common Stock (or other similar instrument), including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating thereto (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 10 shall apply similarly and equally to each Settlement Document.

11.    Effective Time. Except as otherwise set forth in this Section 11, this Agreement shall be effective (the “Effective Time”) upon the time of due execution and delivery by the Company and the Holder of this Agreement.

12.    Ratification. Except as otherwise expressly provided herein, the Transaction Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

13.    Miscellaneous. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Restructuring Agreement to be duly executed as of the date first written above.

GREENBOX POS

By:

    Name:

    Title:

Acknowledged as of this              of             ,
2022 by:

WILMINGTON SAVINGS FUND SOCIETY, FSB
By:
Authorized Signatory

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Restructuring Agreement to be duly executed as of the date first written above.

INVESTOR

By:

    Name:

    Title: